April 6, 2021

VIA EDGAR

Securities and Exchange Commission
Division of Investment Management
100 F Street, N.E.
Washington, D.C. 20549-0508

Re: Advantage Advisers Xanthus Fund, L.L.C.

Investment Company Act of 1940 File Number: 811-09205

Ladies and Gentlemen:

On behalf of Advantage Advisers Xanthus Fund, L.L.C. (the "Fund"), we are transmitting for filing with the Securities and Exchange Commission, the final amendment to the Fund's Issuer Tender Offer Statement on Schedule TO.

Please call me at (212) 756-2192 if you have any questions regarding this filing.

Thank you for your assistance regarding this matter.

Very truly yours,

/s/ Karen Spiegel
Karen Spiegel